UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2025

Entero Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENTO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

The information set forth in Item 2.01 below regarding the Share Exchange Agreement (as defined below) is incorporated by reference in this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets

Share Exchange Agreement

On September 30, 2025, the Company entered into and consummated a share exchange agreement (“Share Exchange Agreement”) with GridAI Corp, a Nevada corporation (“GridAI”), and the stockholders of all of the issued and outstanding shares of GridAI (such shares, the “Shares,” and the stockholders, collectively, the “Sellers,” and, the Sellers, together with the Company and GridAI, the “Parties”). Pursuant to the Share Exchange Agreement, the Company purchased the Shares from the Sellers for a purchase price consisting of (i) an aggregate of 424,348 shares (the “Exchanged Common Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), which represents 19.99% of the issued and outstanding shares of Common Stock as of the date of entry into the Share Exchange Agreement, and (ii) 38,801,546 shares (such shares, the “Exchanged Preferred Shares”) of the Company’s Series H Non-Voting Convertible Preferred Stock (the “Series H Preferred Stock”) having such rights and preferences as set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series H Non-Voting Convertible Preferred Stock filed with the Delaware Secretary of State on October 1, 2025 (the “Certificate of Designation”), and which Exchanged Preferred Shares will be convertible into an aggregate of 38,801,546 shares of Common Stock (the “Conversion Shares”), subject to shareholder approval and certain conditions and adjustments as set forth in the Certificate of Designation. The Exchanged Common Shares together with the maximum number of Conversion Shares represent 82.5% of the issued and outstanding shares of Common Stock as of the date of entry into the Share Exchange Agreement on an as-converted and fully-diluted basis. The aforesaid exchange of shares for the Exchanged Common Shares and Exchanged Preferred Shares is herein referred to as the “Share Exchange.” As of the closing of the Share Exchange (the “Closing”), GridAI owned 75% of the issued and outstanding capital stock of AMPX UK Holdings, a Cayman Islands company (“AMPX”).

Covenants

The Company agreed to hold a stockholder meeting (the “Stockholder Meeting”) as promptly as practicable following the Closing to consider and obtain approval for the conversion of the Exchanged Preferred Shares into Common Stock, and proposals that the Company and Sellers mutually agree is necessary or desirable to consummate the transactions contemplated by the Share Exchange (“Stockholder Approval”).

The Sellers agreed to deliver the Seller Disclosure Letter 21 days from the Closing, together with copies of any and all documents or other relevant information with respect to any disclosures listed in the Seller Disclosure Letter as and to grant the Company certain indemnification rights for breaches of representations and warranties made by the Sellers in the Share Exchange Agreement that have or are reasonably likely to have a material adverse effect on GridAI’s ownership of 75% of the issued and outstanding capital stock of AMPX or the ownership or operation of the AMPX assets or business.

The Company also agreed that, as soon as practicable after Closing and subject to any required shareholder approval and cancellation of any outstanding AMPX warrants and options, to (a) issue up to 2,000,000 restricted stock awards exercisable for Common Stock, to such persons and in such amounts as Grid AI and the Company may mutually agree with respect to such persons working for or with GridAI or AMPX before or after the Closing; (b) amend the Company’s equity incentive plan currently in effect (the “Incentive Plan”) to, among other things, increase the number of shares of Common Stock issuable or available to be issued under the Incentive Plan, and (c) grant options to purchase up to 3,800,000 shares of Common Stock, exercisable at $0.66 per share, subject to a 3-year vesting starting December 31, 2025, to such persons and in such amounts as GridAI and the Company may mutually agree with respect to such persons working for or with GridAI or AMPX before or after the Closing.

Each of the Company, GridAI and the Sellers agreed to, as promptly as practicable after the Closing and prior to the Stockholder Meeting, give and obtain certain notices and consents related to the Share Exchange.

After Closing, Sellers may designate two directors to the Company’s Board of Directors, which designation is subject to the Company’s consent, not to be unreasonably withheld, which designees will be entitled to serve as a director until the Company’s next regularly scheduled annual meeting. The Parties agreed that additional directors may be appointed or appointable by Sellers on the conversion of Exchanged Preferred Stock into Common Stock, such that upon the full conversion of Exchanged Preferred Stock into Common Stock, Sellers are entitled to appoint five out of seven directors, subject to any applicable requirements of The Nasdaq Stock Market LLC (“Nasdaq”).

The Company further agreed to consummate a proposed financing (“Financing”) with gross proceeds not less than $3 million no later than 30 days after the Closing, and that at no time prior to completion of the Financing will the Company have less than $2,000,000 in available cash on deposit with one or more financial or banking institutions.

Registration Rights Agreement

On September 30, 2025, the Company and the Sellers entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (“SEC”) covering the resale of all of the Registrable Securities (as defined below) within 15 days after the preparation of any financial statements of GridAI or AMPX that would be required to be included in the Registration Statement under applicable rules and regulations. The Company agreed to use its best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”) as promptly as possible after the filing thereof, but in any event within 90 days after the filing date of the Registration Statement. Subject to certain exceptions, the Company agreed not to file any other resale registration statements until all Exchanged Common Shares and Conversion Shares are registered for resale. The Sellers are entitled to certain liquidated damages to be paid by the Company if the Company does not comply with the applicable registration and effectiveness requirements set forth in the Registration Rights Agreement.

The foregoing descriptions of each of the Share Exchange Agreement and the Registration Rights Agreement do not purport to be complete and are each qualified in their entirety by reference to the full text of the Share Exchange Agreement and form of Registration Rights Agreement, copies of which are filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K (“Form 8-K”) and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Form 8-K regarding the issuance of the Exchanged Common Shares, Exchanged Preferred Shares and Conversion Shares is incorporated herein by reference. Such securities have been or will be issued in reliance on the exemptions from registration under the Securities Act provided by Section 4(a)(2) thereof and/or Regulation D thereunder.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 1, 2025, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware. The Certificate of Designation authorized the creation of Series H Preferred Stock in the amount of 38,801.546 shares.

Voting Rights

Except as otherwise required by law, the Series H Preferred Stock have no voting rights. As long as any shares of Series H Preferred Stock are outstanding, the Company may not, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of the Series H Preferred Stock: (i) alter or change adversely the powers, preferences or rights given to the Series H Preferred Stock or alter or amend the Certificate of Designations, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock of the Company, par value $0.0001 per share (“Preferred Stock”) in each case if any such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series H Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, or (ii) enter into any agreement with respect to any of the foregoing.

Rank; Liquidation

With respect to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, all shares of Series H Preferred Stock shall rank: (i) senior to all junior securities; (ii) on parity with the Common Stock any other class or series of preferred stock of the Company hereafter created specifically ranking, by its terms, on parity with the Series H Preferred Stock (the “Parity Securities”); and (iii) junior to the Series B Convertible Preferred Stock any other class or series of Preferred Stock or other capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series H Preferred Stock (collectively, the “Senior Securities”). Upon any liquidation, each holder shall be entitled, together pro rata with the holders of Parity Securities, to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of junior securities by reason of their ownership thereof, an amount in cash equal to the aggregate liquidation value of $618.53 per share for all shares of Series H  Preferred Stock held by such Holder. A fundamental transaction will not be deemed a liquidation unless the Company expressly declares that such fundamental transaction shall be treated as if it were a liquidation.

Conversion

Following Stockholder Approval, each share of Series H Preferred Stock is automatically convertible into shares of Common Stock at a ratio of 1:1,000 (the “Conversion Ratio”) (subject to certain limitations, including that a holder of Series H Preferred Stock is prohibited from converting shares of Series H Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 4.9% and 19.9%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion) in six equal installments, with each installment representing one-sixth of the aggregate number of Conversion Shares issuable upon conversion of all of the Series H Preferred Stock held by a holder if converted in full automatically and without an action required on the part of the holder thereof within five business days of the achievement of each of six different milestone events relating to the business of AMPX as set forth in the Certificate of Designation.

Adjustment

The Conversion Ratio is subject to proportional adjustment upon stock dividends, stock splits and similar corporate actions. Additionally, if the Company has not cancelled 11,911 outstanding shares of Common Stock, outstanding warrants to purchase 42,562 shares of Common Stock, outstanding options to purchase 2,737 shares of Common Stock and 11,777.418 outstanding shares of Series G Non-Voting Preferred Stock by December 31, 2025, the Conversion Ratio will be adjusted to 1:1,483.93.

Redemption

The Series H Preferred Stock are not redeemable at the option of the Company or the Holder thereof; provided, however, that the lack of a redemption right does not limit the ability of the Company to purchase or otherwise deal in such shares to the extent otherwise permitted under the Certificate of Designation and by law.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On October 1, 2025, the Company issued a press release announcing the Closing of the Share Exchange.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 8.01. Other Events.

As previously disclosed, on April 11, 2025, the Company received written notice from Nasdaq that the Company was not in compliance with the minimum stockholders’ equity requirement for continued listing. As a result of the Share Exchange, the Company believes that, as of the date of this Form 8-K, it has stockholders’ equity of at least $2.5 million as required by Nasdaq Listing Rule 5550(b)(1). Until Nasdaq has reached a final determination that the Company has regained compliance with all of the applicable continued listing requirements, there can be no assurances regarding the continued listing of the Common Stock on the Nasdaq Capital Market and the Company could be subject to delisting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement.
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series H Non-Voting Convertible Preferred Stock filed with the Delaware Secretary of State on October 1, 2025.
10.1	Form of Registration Rights Agreement.
99.1	Press Release dated October 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entero Therapeutics, Inc.

October 6, 2025	By:	/s/ Jason D. Sawyer
	Name:	Jason D. Sawyer
	Title:	Interim Chief Executive Officer